EXHIBIT 99.1


         CONNECTICUT NATURAL GAS CORPORATION - PROXY FOR ANNUAL MEETING

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints V.H. Frauenhofer and J.F. English, Jr. or either of them, with power of substitution to each, attorneys for the undersigned to vote as designated on the reverse hereof and, in their discretion, upon such other business as may properly come before the Meeting, all shares of stock of the undersigned in Connecticut Natural Gas Corporation at the Annual Meeting of Shareholders of the Company to be held at the office of the Company, 100 Columbus Boulevard, Hartford, Connecticut on the 25th day of February, 1997 at 10:30 a.m., or any adjournment thereof, with all the powers the undersigned would possess if personally present thereat.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1,2, AND 3.

                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE

               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY



                       ^ FOLD AND DETACH PROXY CARD HERE ^
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                                ADMISSION TICKET


                       CONNECTICUT NATURAL GAS CORPORATION

                       1997 ANNUAL MEETING OF SHAREHOLDERS


                           TUESDAY, FEBRUARY 25, 1997
                                   10:30 A.M.
                       CONNECTICUT NATURAL GAS CORPORATION
                             100 COLUMBUS BOULEVARD
                              HARTFORD, CONNECTICUT


   PLEASE ADMIT                                      NON-TRANSFERABLE

   Please mark your votes as indicated in this example          [X]


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

                                                         WITH-
                                                FOR      HELD
    Item 1 -  ELECTION OF DIRECTORS                     FOR ALL
              duly nominated:                    []
              J. English, Jr., V.
              Frauenhofer,                                 []
              L. Tanner, A. Marquardt.

    WITHHELD FOR: (Write that nominee's name in the space provided below).

    _______________________________


                                                FOR     AGAINST   ABSTAIN



    Item 2 -  APPROVAL OF AGREEMENT AND PLAN     []        []       []
              OF EXCHANGE PURSUANT TO WHICH
              THE OUTSTANDING SHARES OF CNG
              COMMON STOCK WILL BE EXCHANGED
              FOR SHARES OF CTG RESOURCES,
              INC. ("CTG").
    Item 3 -  THE RATIFICATION OF PROPOSAL TO    []        []       []
              APPROVE THE SELECTION OF ARTHUR
              ANDERSEN LLP AS AUDITORS FOR
              FISCAL YEAR ENDED SEPTEMBER 30,
              1997.

         IN THEIR DISCRETION THE PROXIES ARE
         AUTHORIZED TO VOTE UPON SUCH OTHER
         BUSINESS AS MAY PROPERLY COME BEFORE
         THE MEETING AND AT ANY ADJOURNMENT
         OR ADJOURNMENTS THEREOF.
         WILL ATTEND MEETING                     []





   Signature(s) _______________________________________________________________
   Date_______


                       ^ FOLD AND DETACH PROXY CARD HERE ^
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